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                                                                   Exhibit 23(i)

INDEPENDENT AUDITORS' CONSENT AND REPORT ON
SCHEDULES

We consent to the use in this Registration Statement relating to 6,350,000 shares of Common Stock of ACTV, Inc. on Form S-1 of our report dated March 15, 1995, appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading 'Experts' in such Prospectus.

Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of ACTV, Inc., listed in Item 16. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
New York, New York

October 30, 1995